UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10863 Rockley Road Houston, Texas	77099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On April 1, 2014, Pernix Therapeutics Holdings, Inc. issued a press release announcing that it has signed a definitive agreement to divest its Houston, TX-based manufacturing operations, Pernix Manufacturing, LLC (“PML”) to Woodfield Pharmaceutical LLC (“Woodfield”).  Woodfield will acquire the entire PML operation and will assume the mortgage associated with the facility. Pernix expects to receive approximately $1.2 million in net proceeds at closing and realize approximately $5.0 million in annualized cost savings from the divestiture. As part of the agreement, Woodfield will continue to manufacture the existing Pernix products under a long-term supply agreement. The transaction is expected to close on or about April 15, 2014, subject to standard closing conditions and deliveries.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Pernix Therapeutics Holdings, Inc. dated April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ Tracy Clifford
Tracy Clifford
Principal Financial and Accounting Officer

Dated: April 3, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Pernix Therapeutics Holdings, Inc. dated April 1, 2014.